EXHIBIT 99.4

NOTICE OF GUARANTEED DELIVERY

FOR

US FOODS, INC.

OFFERS TO EXCHANGE THE NOTES SET FORTH BELOW, EACH OF WHICH HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, PURSUANT TO THE PROSPECTUS DATED                     , 2013:

8.5% SENIOR NOTES DUE 2019

FOR 8.5% SENIOR NOTES DUE 2019, THE ISSUANCE OF EACH OF WHICH HAS BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933

(Not to be used for signature guarantees.)

THE EXCHANGE OFFER WILL EXPIRE AT 12:00 MIDNIGHT, NEW YORK CITY TIME, ON                     , 2013, UNLESS EXTENDED (SUCH TIME AND DATE, AS THE SAME MAY BE

EXTENDED, THE “EXPIRATION DATE”). TENDERS MAY BE WITHDRAWN PRIOR TO 12:00 MIDNIGHT, NEW YORK CITY TIME, ON THE EXPIRATION DATE.

This form, or one substantially equivalent hereto, must be used to accept the Exchange Offer made by US Foods, Inc., a Delaware corporation (the “Company”), and the Subsidiary Guarantors, pursuant to the Prospectus, dated                     , 2013 (the “Prospectus”), and the enclosed Letter of Transmittal (the “Letter of Transmittal”), if the certificates for the Restricted Notes are not immediately available or if the procedure for book-entry transfer cannot be completed on a timely basis or time will not permit all required documents to reach the Exchange Agent prior to 12:00 midnight, New York City time, on the Expiration Date. Such form may be delivered or transmitted by facsimile transmission, mail or hand delivery to Wilmington Trust, National Association (the “Exchange Agent”) as set forth below. In addition, in order to utilize the guaranteed delivery procedure to tender the Restricted Notes pursuant to the Exchange Offer, a completed, signed and dated Letter of Transmittal (or facsimile thereof) must also be received by the Exchange Agent prior to 12:00 midnight, New York City time, on the Expiration Date. Capitalized terms not defined herein have the meanings ascribed to them in the Letter of Transmittal.

The Exchange Agent for the Exchange Offer is:

WILMINGTON TRUST, NATIONAL ASSOCIATION

By hand delivery, mail or overnight courier at:

Wilmington Trust, National Association

c/o Wilmington Trust Company Rodney Square

North 1100 North Market Street

Wilmington, DE 19890-1626

Attention: Sam Hamed

By Facsimile:

(302) 636-4139

For Confirmation by Telephone:

(302) 636-6181

DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE, OR TRANSMISSION OF THIS NOTICE OF GUARANTEED DELIVERY VIA FACSIMILE TRANSMISSION TO A NUMBER OTHER THAN AS SET FORTH ABOVE, WILL NOT CONSTITUTE A VALID DELIVERY.

THIS NOTICE OF GUARANTEED DELIVERY IS NOT TO BE USED TO GUARANTEE SIGNATURES. IF A SIGNATURE ON A LETTER OF TRANSMITTAL IS REQUIRED TO BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION (AS DEFINED IN THE LETTER OF TRANSMITTAL), SUCH SIGNATURE GUARANTEE MUST APPEAR IN THE SPACE ENTITLED “GUARANTEE OF SIGNATURE(S)” IN BOX 8 ON THE LETTER OF TRANSMITTAL.

(THE GUARANTEE OF DELIVERY BELOW MUST BE COMPLETED.)

Ladies and Gentlemen:

Upon the terms and subject to the conditions set forth in the Prospectus and the accompanying Letter of Transmittal, the undersigned hereby tenders to the Company the principal amount of Restricted Notes indicated below, pursuant to the guaranteed delivery procedures described in “The Exchange Offer—Guaranteed Delivery Procedures” section of the Prospectus and Instruction 1 of the Letter of Transmittal.

Class of Restricted Notes Being Tendered	Certificate Number(s) (if known) of Restricted Notes or Account Number at Book-Entry Transfer Facility	Aggregate Principal Amount Represented by Restricted Notes	Aggregate Principal Amount of Restricted Notes Being Tendered

Signature(s) of Record Holder(s):

Please Type or Print Name(s) of Record Holder(s):

Dated:

Address:

(Zip Code)

(Daytime Area Code and Telephone No.):
☐	Check this box if the Restricted Notes will be delivered by book-entry transfer to The Depository Trust Company.

Account Number:

2

(THE GUARANTEE OF DELIVERY BELOW MUST BE COMPLETED.)

GUARANTEE OF DELIVERY

(Not to be used for signature guarantee)

The undersigned, a member in good standing of a recognized signature medallion program or an “eligible guarantor institution,” as such term is defined in Rule 17Ad-15 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), hereby (a) represents that the above person(s) “own(s)” the Restricted Notes tendered hereby within the meaning of Rule 14e-4(b)(2) under the Exchange Act, (b) represents that the tender of those Restricted Notes complies with Rule 14e-4 under the Exchange Act and (c) guarantees to deliver to the Exchange Agent, at its address set forth in the Notice of Guaranteed Delivery, a properly completed and duly executed Letter of Transmittal, or facsimile thereof, with any required signature guarantees, together with the certificates for all physically tendered Restricted Notes, in proper form for transfer, or a book-entry confirmation, as the case may be, and any other documents required by the Letter of Transmittal within three (3) New York Stock Exchange trading days after the Expiration Date.

The signature medallion program member or the eligible guarantor institution that completes this form must deliver the documents listed above to the Exchange Agent within the time period indicated above. Failure to do so may result in financial loss to such member or institution.

Name of Firm:

(Authorized Signature)

Address:

(Zip Code)

Area Code and Telephone No.:

Name:

(Please Type or Print)

Title:

Dated:

NOTE: DO NOT SEND RESTRICTED NOTES WITH THIS NOTICE OF GUARANTEED DELIVERY. RESTRICTED NOTES SHOULD BE SENT WITH YOUR LETTER OF TRANSMITTAL.

INSTRUCTIONS FOR NOTICE OF GUARANTEED DELIVERY

1.    Delivery of this Notice of Guaranteed Delivery. A properly completed and duly executed copy of this Notice of Guaranteed Delivery and any other documents required by this Notice of Guaranteed Delivery must be received by the Exchange Agent at its address set forth on the first page hereof prior to 12:00 midnight, New York City time, on the Expiration Date. The method of delivery of this Notice of Guaranteed Delivery and any other required documents to the Exchange Agent is at the election and risk of the holders and the delivery will be deemed made only when actually received by the Exchange Agent. Instead of delivery by mail, it is recommended that the holders use an overnight or hand delivery service, properly insured. If such delivery is by mail, it is recommended that the holders use properly insured, registered mail with return receipt requested. In all cases, sufficient time should be allowed to assure timely delivery. For a description of the guaranteed delivery procedure, see “The Exchange Offer—Guaranteed Delivery Procedures” section of the Prospectus and see Instruction 1 of the Letter of Transmittal. Neither this Notice of Guaranteed Delivery nor any other notice of guaranteed delivery should be sent to the Company.

2.    Signatures on this Notice of Guaranteed Delivery. If this Notice of Guaranteed Delivery is signed by the registered holder(s) of the Restricted Notes referred to herein, the signatures must correspond with the name(s) written on the face of the Restricted Notes without alteration, addition, enlargement or any change whatsoever. If this Notice of Guaranteed Delivery is signed by a person other than the registered holder(s) of the Restricted Notes listed, this Notice of Guaranteed Delivery must be accompanied by appropriate bond powers, signed as the name of the registered holder(s) appear(s) on the Restricted Notes without alteration, addition, enlargement or any change whatsoever. If this Notice of Guaranteed Delivery is signed by a trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation or other person acting in a fiduciary or representative capacity, such person should so indicate when signing and, unless waived by the Company, evidence satisfactory to the Company of such person’s authority to so act must be submitted with this Notice of Guaranteed Delivery.

3.    Questions and Requests for Assistance or Additional Copies. Questions and requests for assistance and requests for additional copies of the Prospectus, the Letter of Transmittal and this Notice of Guaranteed Delivery may be directed to the Exchange Agent at the address set forth on the first page hereof. Holders may also contact their broker, dealer, commercial bank, trust company or other nominee for assistance concerning the Exchange Offer.

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